EXHIBIT 23.2

CONSENT OF INDEPENDENT ENGINEERS

We consent to the use of our “Report on Reserves Data” dated January 21, 2009 in connection with the Annual Report on Form 40-F of TransGlobe Energy Corporation for the fiscal year ended December 31, 2008.

Sincerely,

DeGolyer and MacNaughton Canada Limited

/s/ Colin Outtrim
Name      Colin P. Outtrim
Title:       Senior Vice President

Calgary, Alberta, Canada
March 13, 2009